Exhibit 5.1

[Letterhead of Womble Carlyle Sandridge & Rice, LLP]

July 21, 2016

BNC Bancorp

3980 Premier Drive

Suite 210

High Point, North Carolina 27265

RE:	Registration Statement on Form S-3

SEC Registration No. 333-212581

Ladies and Gentlemen:

We have acted as counsel to BNC Bancorp, a North Carolina corporation (the “Company”), in connection with the filing of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 19, 2016, relating to the proposed offer and sale from time to time of the securities referred to therein. We are acting as counsel with respect to the issuance and sale by the Company of an aggregate of 2,500,000 shares (the “Firm Shares”) of the Company’s voting common stock, no par value (“Common Stock”), plus, at the option of the underwriters named in the Underwriting Agreement (the “Underwriters”), up to an additional 375,000 shares of Common Stock (the “Option Shares” and collectively with the Firm Shares, the “Offered Shares”) that may be sold upon the exercise of an option granted to the Underwriters pursuant to the Underwriting Agreement dated July 21, 2016, between the Company and Stephens Inc., as representative of the Underwriters (the “Underwriting Agreement”). The Offered Shares will be offered and sold pursuant to a prospectus supplement dated July 21, 2016 to the prospectus dated July 19, 2016, forming part of the Company’s effective Registration Statement.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Offered Shares.

BNC Bancorp

July 21, 2016

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Offered Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the Underwriting Agreement constitutes the enforceable obligation of the parties thereto other than the Company; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that, upon payment for the Offered Shares in the manner contemplated by the Underwriting Agreement, the Offered Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to the reference to the name of our firm under the heading “Legal Matters” in the prospectus supplement and accompanying prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, LLP